Exhibit 4.2
SUPPLEMENTAL INDENTURE, dated as of April 27, 2022 (this “Supplemental Indenture”), by and among Scientific Games International, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the indenture referred to herein), L&W Merger Sub, Inc., a Delaware corporation (the “Additional Guarantor”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).
WHEREAS, the Company, the original Guarantors and the Trustee executed an Indenture, dated as of November 26, 2019, as amended and supplemented (the “Indenture”), relating to the Company’s 7.000% Senior Unsecured Notes due 2028;
WHEREAS, under certain circumstances, Section 10.17 of the Indenture requires the Company to cause each of the Company’s Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture and thereby become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Ten of the Indenture;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, except as otherwise defined herein in this Supplemental Indenture, capitalized terms used in this Supplemental Indenture have the meanings specified in the Indenture;
NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities, as follows:
ARTICLE ONE

AMENDMENT
Section 1.01.  Amendment.  The Additional Guarantor hereby agrees to become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Ten of the Indenture.
ARTICLE TWO

MISCELLANEOUS PROVISIONS
Section 2.01.  Indenture.  Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.
Section 2.02.  Trustee’s Disclaimer.  The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Additional Guarantor.
Section 2.03.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 2.04.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all of them together shall represent the same agreement.
Section 2.05.  Headings.  The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.

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SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Company:

SCIENTIFIC GAMES INTERNATIONAL, INC.

By:	/s/ James Sottile
	Name:	James Sottile
	Title:	Secretary

Additional Guarantor:

L&W MERGER SUB, INC.

By:	/s/ James Sottile
	Name:	James Sottile
	Title:	Secretary

Existing Guarantors:

SCIENTIFIC GAMES CORPORATION

By:	/s/ James Sottile
	Name:	James Sottile
	Title:	Executive Vice President and Chief Legal Officer
[Signature Page to Supplemental Indenture – 2028 Notes]

SG GAMING, INC.

By:	/s/ John Cuddihy
	Name:	John Cuddihy
	Title:	Authorized Signatory

NYX DIGITAL GAMING (USA), LLC

By:	/s/ Jordan Levin
	Name:	Jordan Levin
	Title:	Chief Executive Officer

DON BEST SPORTS CORPORATION

By:	/s/ Jordan Levin
	Name:	Jordan Levin
	Title:	President, Treasurer and Secretary

SGP HOLDCO

By:	/s/ James Sottile
	Name:	James Sottile
	Title:	Secretary

[Signature Page to Supplemental Indenture – 2028 Notes]

Trustee:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Authorized Signatory

By:	/s/ Sebastian Hidalgo
	Name:	Sebastian Hidalgo
	Title:	Authorized Signatory
[Signature Page to Supplemental Indenture – 2028 Senior Unsecured Notes]